UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            Form 8-K
                         Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported): December 6, 1999


                   Future Technologies, Inc.
     (Exact name of registrant as specified in its charter)

        Minnesota                                           41-0985135
 (State of incorporation)                             (IRS Employer ID Number)

                       Commission File Number: 0-26347


             11900 Wayzata Blvd., Ste. 100, Hopkins, MN 55305
                (Address of principal executive offices)

                            (612) 541-1155
                     (Issuer's telephone number)
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Item 4 - Changes in Registrant's Certifying Accountants


1)  On  December 6, 1999, Thomas Lewis and Associates, P.A.,  the
Company's independent certified public accounting firm declined to be re-appointed as the Company's auditors for the Fiscal year ended September 30, 1999.

During the fiscal year ended September 30, 1999, and the interim period subsequent to September 30, 1999, there have been no disagreements with Thomas Lewis and Associates, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events.

Thomas Lewis and Associates' report on the Company's financial report as of and for the years ended September 30, 1998 and 1997 contained no adverse opinion or disclaimer of opinion and, further, was not qualified or modified as to uncertainty, audit scope or accounting principles.

Thomas  Lewis  and Associates P.A. has furnished a letter,  dated
December  6, 1999, addressed to the U. S. Securities and Exchange
Commission stating that it agrees with the above statements.

2) On December 6, 1999, the Company appointed the independent certified accounting firm of S. W. Hatfield, CPA of Dallas, Texas as the Company's auditors as of and for the year ended September
30, 1999, effective immediately.

During the fiscal years ended September 30, 1998 and 1997 and the interim period subsequent to September 30, 1999, there have been no consultations with S. W. Hatfield, CPA, on any matters of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

Item 7 - Financial Statements and Exhibits

     (c)    Exhibits

     Exhibit 16 - Letter dated December 6, 1999 from Thomas Lewis and Associates, P.A. to the U. S. Securities and Exchange
     Commission.

                           SIGNATURES

In  accordance  with the requirements of the Securities  Exchange
Act  of  1934, the registrant has duly caused this report  to  be
signed   on  its  behalf  by  the  undersigned,  thereunto   duly
authorized.


December 7, 1999                               /s/ Craig Laughlin.
                                                   Craig Laughlin
                                            President and Director